UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2021

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 16, 2021, Ocugen, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) virtually. The Company adjourned the Special Meeting to April 14, 2021, solely with respect to the voting on Item 1, the approval and adoption of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 (the “Common Stock”) (“Item 1”), in order to provide stockholders with additional time to consider and vote on such proposal. At the reconvened Special Meeting (the “Reconvened Meeting”) on April 14, 2021, a total of 114,987,509 shares of the Company’s Common Stock, or 61.15% of the Common Stock outstanding as of February 11, 2021, the record date for the Special Meeting, were represented virtually or by proxy.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Reconvened Meeting on April 14, 2021.

Item 1 — Approval and Adoption of an Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 200 million to 295 million. The stockholders approved the proposal to increase the number of authorized shares of common stock from 200 million to 295 million. The voting results were as follows:

Votes For	Votes Against	Abstentions
95,137,415	18,977,400	872,694

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2021

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman